CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 110 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated December 10, 2015, relating to the financial statements and financial highlights appearing in the October 31, 2015 Annual Report to Shareholders of Vanguard European Stock Index Fund and Vanguard Pacific Stock Index Fund, and of our reports dated December 15, 2015, relating to the financial statements and financial highlights appearing in the October 31, 2015 Annual Reports to Shareholders of Vanguard FTSE All-World ex-US Index Fund, Vanguard Total World Stock Index Fund, Vanguard FTSE All-World ex-US Small-Cap Index Fund, Vanguard Global ex-U.S. Real Estate Index Fund and Vanguard Emerging Markets Stock Index Fund (comprising Vanguard International Equity Index Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
November 23, 2016